WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

WNW108.com Self-operated E-commerce Cooperation Agreement

Contract No.:

Party A: Wunong Technology (Shenzhen) Co., Ltd.

Unified Social Credit Code: 914403003427480000

Legal Representative: XIA Changbin

Domicile: B401, 4th Floor Building 12, Hangcheng Street, Hourui No. 2 Industrial District, Southern Section, Zhichuang Juzhen Double Creative Park, Bao’an District, Shenzhen, People’s Republic of China

Party B:

Unified Social Credit Code:

Legal representatives:

Domicile:

In accordance with the Contract Law of the People’s Republic of China and the relevant laws and regulations, Party A and Party B (hereinafter referred to individually as a “Party”, or collectively the “Parties”), in line with the principles of equality, voluntariness, fairness, mutual benefit and good faith, enter into this Agreement upon consensus on the relevant matters herein and jointly abide by it.

This Agreement consists of the text hereof, appendices hereto and the rules hereof publicized on the self-operated e-commerce website and mobile APP of “WNW108.com” (collectively referred to as “WNW108.com Website”). The appendices and rules have the same legal effect as this Agreement. If any discrepancy between the rules and the provisions of this Agreement, the document taking effect or signed later shall prevail.

The titles of the terms hereof are only for the convenience of reading, are not intended to become part of this Agreement and do not affect the meaning or interpretation of this Agreement.

Article 1 Relevant Definitions and Interpretations

1.1 WNW108.com: Wunong Technology (Shenzhen) Co., Ltd. is referred to as “WNW108.com”. This Agreement is signed by and between Wunong Technology (Shenzhen) Co., Ltd. and Party B.

1.2 WNW108.com Website refers to an e-commerce website providing information release, communication platform and other Internet sales services for users.

1.4 Users of “WNW108.com” Website refer to all legal persons, natural persons or other organizations registered on “WNW108.com” Website as registered members thereof, collectively referred to as the “Users” in this Agreement. Unless otherwise specified, “Users” shall have such meaning.

Wunong Technology Address: Shenzhen China	1 / 20	Service hotline: 400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

1.5 Supplier registration refers to a Supplier who intends to become the Internet provider of products, agricultural products and related services on “WNW108.com Website” (hereinafter referred to as the “Supplier”), completes the online information submission according to the registration process and requirements of “WNW108.com Website”, and, upon the approval of “WNW108.com”, logs onto “WNW108.com Website” with the username and password set by the Supplier. WNW108.com proposes to sell products from the Supplier; the Supplier provide WNW108.com with the information of food, agricultural products or services, and WNW108.com displays such information of the food, agricultural products and services on the website. Upon Users’ placement of orders through WNW108.com Website, WNW108.com will purchase from the Suppliers as the seller of such orders and, at the same time, will instruct the Suppliers to deliver the goods to Users’ address stated on such orders. The Supplier herein refers to “Party B” hereto.

1.6 Username of WNW108.com Website, also known as “username of the Supplier”, refers to the Supplier’s login account obtained after registration, through which, with joint use of the password set by itself, the Supplier can login to the supplier management system of “WNW108.com Website” to enjoy the service of the website. Each username corresponds to one supplier. The Supplier shall keep the username and password information properly and shall not transfer them to or authorize others to use them.

1.7 Rules of WNW108.com Website refer to normative documents related to the Suppliers published on “WNW108.com Website”, including but not limited to manuals of the Suppliers, backstage announcements of the Suppliers, help centers of the Suppliers backstage, etc.

1.8 Deposit refers to the amount paid by the Suppliers to “WNW108.com” to guarantee the performance of this Agreement and the quality of their products and services, which can be disposed of by “WNW108.com” in accordance with the relevant provisions of this Agreement.

Article 2 Contents and Modes of Cooperation

2.1 According to the information of the food, agricultural products or services provided by Party B, Party A displays Party B’s food, agricultural products or service information on its website and plans the selling of the food, agricultural products or services.

2.2 After Party A publishes the information of the food, agricultural products or services on “WNW108.com Website”, Party A communicates online with the Users who are willing to buy, concludes sales contracts, and provides after-sales service to the Users who have purchased food, agricultural products or services through “WNW108.com Website”.

2.3 Party A is responsible for uploading and displaying the information of food, agricultural products or services to/on WNW108.com Website and consultation reply thereon. After the User places an order, Party A shall sign a sales agreement with the User, sell the goods and issue invoices. Party A shall purchase such food, agricultural products or services from Party B according to the User’s order, and instruct Party B to deliver the goods to the User’s address stated on such orders. Party A is the seller of displayed goods from Party B, and Party B is the Supplier of such products to be provided to WNW108.com.

2.4 The title to the products of Party B so ordered by Party A’s customers are transferred to Party A from Party B upon shipment of the ordered products.

Wunong Technology Address: Shenzhen China	2 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

Article 3 Cooperation Conditions and Submission of Certificates

3.1 Conditions for cooperation: Party B shall apply to be the Supplier of food, agricultural products and services on “WNW108.com Website”, and provide the information of its food, agricultural products and services to WNW108.com for information display. Party B shall satisfy the following conditions: Party B has been registered in accordance with the laws of the People’s Republic of China and has obtained legal and valid business licenses and other business permits (except that individuals sell their own agricultural by-products and household handicraft products, and use their own skills to carry out convenience labor service activities and sporadic small-amount transaction activities not required to obtain permission according to law); the food, agricultural products and their services that Party B applies for operation have legitimate sources and are equipped with complete qualifications; and Party B agrees to this Agreement and the relevant rules of WNW108.com Website (the relevant published regulations).

3.2 Submission of Certificates

3.2.1 Party B shall submit certificates or other relevant supporting documents to Party A in accordance with the relevant rules and requirements of WNW108.com, including but not limited to business licenses, tax registration certificates, power of attorney, trademark registration certificates, quality inspection reports, customs declarations, inspection and quarantine certificates, certificates of origin of products, etc.

3.2.2 Party B guarantees that the above-mentioned certificates or other relevant supporting documents provided to Party A are true, legal, accurate and valid, and that it shall promptly notify Party A in writing in case of any change or update to the above-mentioned certificates or other relevant supporting documents. If the change or update to the above-mentioned documents disqualifies Party B from meeting the cooperation conditions herein, Party A shall have the right of recourse to Party B’s legal liability.

3.2.3 Party B shall bear all legal liabilities for the authenticity, legality, accuracy and validity of the certificates or other relevant supporting documents submitted by Party B. If disputes are caused by Party B’s submission of false, expired documents or failure to update or notify the above-mentioned documents in time, or punishment by relevant state organs are caused thereby, Party B shall bear all legal liabilities solely, where in case of any loss arising therefrom to WNW108.com (including partners, agents or staff of “WNW108.com”), Party B shall compensate Party A for such loss.

Article 4 Information Display and Cessation thereof

4.1 Party B, as the supplier of Party A’s Supplier of food, agricultural products and services to be sold, shall provide the information of such food, agricultural products and services to Party A. Party A shall display such information on its selling website within 3 days from such provision date and notify Party B by mail one working day before the formal display of the information, provided that Party B needs to meet the following conditions:

1) Party B has paid the deposit in full in accordance with the amount specified in Party B’s Information Confirmation Form annexed to this Agreement or other supplementary agreements (if any).

2) Party B has submitted certificates or other relevant supporting documents in accordance with this Agreement and the relevant rules of WNW108.com Website, and has passed Party A’s examination.

3) Party B has registered as a member of WNW108.com Website and this Agreement has taken effect upon signature.

4.2 Party B may use the username and password of WNW108.com Website set by it to login to the backstage of the Supplier and sign purchase contracts, deliver goods or withdraw payments according to the relevant rules and the business process of the website.

4.3 Information Display Cessation:

4.3.1 If Party B requires Party A to cease to display relevant information of food, agricultural products and services, it shall submit a written application to Party A at least 30 working days in advance, and Party A shall cease to display after Party A’s examination and approval; Party B agrees that Party A refunds no deposit in order to make up for the manpower, material resources and technical support that Party A has invested.

Wunong Technology Address: Shenzhen China	3 / 20	Service hotline: 400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

4.3.2 In any of the following circumstances, Party A shall have the right to cease the information display at any time.

4.3.2.1 If Party B fails to meet the application conditions;

4.3.2.2 Where Party B provides false qualification documents;

4.3.2.3 Where the sales performance of Party B’s food, agricultural products and services on the website has not reached the goal as Party A expects;

4.3.2.4 Where administrative penalties, controversies and disputes are caused by Party B’s mislabeling of prices, specifications and other information of food, agricultural products and service;

4.3.2.5 Where Party B’s product and label are disqualified, or the product is suspected of smuggling, counterfeit and inferior good, re-used good or repaired good;

4.3.2.6 In case of other violations of the provisions of this Agreement or the rules of WNW108.com Website, or other violations of the rights and interests of WNW108.com or consumers in Party A’s opinion.

Article 5 Rights and Obligations of Both Parties

5.1 Party A shall display information and order consultation on the products sold through its online sales website based on food, agricultural products, and service information provided by Party B.

5.2 Party A shall actively respond to the problems encountered and suggestions put forward by Party B in its process of using “WNW108.com Website”, and provide reasonable guidance and training for Party B on/in using the website according to Party B’s needs.

5.3 Party B agrees that Party A shall verify and adjust the kinds, quantities and category scope of the specific products displayed on “WNW108.com Website” in accordance with the business scope specified in Party B’s business license and the categories of products for display stated in Party B’s application.

5.4 Party B agrees that Party A shall review the relevant qualification documents and other information provided by Party B. Party A’s audit is a formal audit, and the approval of which does not represent Party A’s confirmation of the authenticity, legality, accuracy and timeliness of the reviewed content. Party B shall still bear the corresponding legal responsibility for the authenticity, legality, accuracy and timeliness of the documents submitted by Party B.

5.5 Party A has the right to supervise and inspect the listed registration information, relevant data information, and other information of Party B. Party A has the right to immediately delete the illegal information and related contents without notice, and to send a notice of inquiry and correction request to other problems or doubts found. Party B shall make explanation or correction immediately after receiving such notice. Party A shall have the right to investigate Party B’s breach of contract, tort liability and/or rescind this Agreement for the aforementioned misconduct.

5.6 Party A has the right to publicize the violations of laws and regulations of Party B as determined by effective legal or administrative documents of the state, or confirmed violations of relevant agreements herein of Party B, on “WNW108.com Website”; Party A has the right to suspend the presentation of product information, deduct the deposit or terminate the Agreement if Party B has repeatedly violated the regulations or has serious breaches or violations. If the above measures are not enough to compensate Party A for its losses, Party A shall have the right to continue to recover from Party B.

Wunong Technology Address: Shenzhen China	4 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

5.7 If Party B’s product information fails to meet the requirements of “WNW108.com Website”, and fails again after rectification and adjustment within a time limit, Party A has the right to rescind this Agreement and stop cooperation with Party B.

5.8 Party A has the right to request Party B to provide such information as is related to Party B’s products and after-sales services so as to facilitate the customer service center of the website to respond directly to customers’ consulting. Party A has the right to request Party B to, within the specified time limit, reply or give corresponding solutions to the situation that Party A cannot answer or is within the knowledge of Party B. Party A has the right to take corresponding measures against Party B in case of any customer consultation and complaints unresolved in a timely manner.

5.9 If the customer sues Party A and/or “WNW108.com Website” due to the displayed product information of Party B by Party A, Party A and/or “WNW108.com Website” have/has the right to hold Party B liable in accordance with the provisions of laws and regulations. If Party A and/or “WNW108.com Website” incur(s) losses, Party A has the right to claim damages from Party B for all losses incurred by Party A and “WNW108.com Website”.

5.10 Party B agrees to transfer part or all of the rights and obligations under this Agreement to Party A’s affiliated company in accordance with the business adjustment of “WNW108.com”, provided that Party B is notified in writing 5 days in advance.

Article 6 Party B’s Representations and Warranties

6.1 Party B guarantees that the registration information submitted to “WNW108.com Website” is authentic, accurate, legal and valid, and it properly keeps the username of WNW108.com Website, which is used together with password set by it. Party B shall not transfer or authorize others to use such username without permission and shall bear full responsibility for all activities carried out in the name of such username and password.

6.2 Party B guarantees that it complies with the conditions stipulated in this Agreement, the certificates and other relevant supporting documents submitted to Party A are authentic, accurate, legal and effective, and it shall notify Party A in time of changes to the above-mentioned documents to subsequently be updated on “WNW108.com Website” by Party A.

6.3 Party B guarantees that it has the right to conclude this Agreement, and its agent has been fully authorized and it is legally liable for the acts of the agent. Meanwhile, Party B guarantees that it shall be legally liable for the acts of its employees, the contact person agreed herein, and other persons appointed by Party B to perform this Agreement.

6.4 Party B guarantees to abide by the relevant agreements of this Agreement and its appendices and the relevant rules and procedures of WNW108.com Website, and not to engage in any acts to the detriment of the interests of Party A.

6.5 Party B guarantees that it has legal right to sell the products supplied to “WNW108.com Website”, and that the products are qualified, conform to the relevant national quality standards and infringe on no legitimate rights of any third party, and it shall independently assume full legal responsibility for the product quality and product legitimacy.

6.6 Party B guarantees that the products sent to Party A’s users’ order addresses are consistent with the product information published by Party A on “WNW108.com Website”. Any legal liability arising from the inconsistency between the information published on Party A’s website and the actually received product information shall be borne by Party B.

Wunong Technology Address: Shenzhen China	5 / 20	Service hotline: 400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

6.7 Party B guarantees to provide Party A with after-sales service such as “repair, replacement, return” of products in accordance with the relevant provisions of the state, after-sales service commitments and relevant after-sales requirements in the appendix. At the same time, Party B guarantees to fulfill consumer rights and interests’ protection and related after-sales service obligations in accordance with the relevant provisions of the appendix to this Agreement.

6.8 Party B guarantees to abide by the principle of good faith in the trading with Party A, and to refrain from unfair competition such as fraud, false promotion and confusion, disrupting the normal order of online transactions, and engaging in acts unrelated to online transactions.

6.9 Party B guarantees that without Party A’s permission, no information of the “WNW108.com Website” shall be accessed, used or disseminated, including but not limited to transaction data, user information, payment information, etc.

6.10 Party B agrees to grant free worldwide (to the extent permitted by law) licensing rights (and the right to re-authorize such right) to “WNW108.com”, to enable “WNW108.com” to use, reproduce, revise, rewrite, publish, translate, distribute, execute, and display all kinds of food, agricultural products and their service information provided by Party B to Party A or “WNW108.com”, to prepare their derivative works, or to incorporate the above information into other works in any form, media or technology that is now known or to be developed in the future.

6.11 Party B shall not publish any information on “WNW108.com Website” that attracts Party A users to trade on other websites or platforms, or Party B’s own online sales websites or platforms or channels , nor shall Party B attach such attracting information to the delivered package.

6.12 Party B shall not conceal any matters that may cause risks to the website, including, but not limited to, design defects, quality defects, rights disputes, major breaches of contract, etc. If Party B fails to inform Party A in time of such matters affecting the goodwill, normal operation and safety of the website, Party A shall have the right to rescind this Agreement and investigate Party B’s breach of contract and tort liability。

6.13 Without the written permission of Party A, Party B shall not transfer all or part of its rights and obligations under this Agreement to a third party.

Article 7 Expenses and Settlement

7.1 The expenses of purchasing relevant food, agricultural products and services from Party B by Party A shall be settled by both parties according to the agreed price after Party A’s Users pay the order payment.

Article 8 Confidentiality

8.1 Both Party A and Party B shall be obliged to keep confidential the signing and contents of this Agreement and the business secrets of the other party known during the performance of this Agreement. Without the written consent of the other party, neither party shall divulge, give or transfer such confidential information to a third party (except affiliated companies). (Except for, to the extent that is provided to the government, stock exchanges and/or other regulatory bodies in accordance with laws, regulations and rules of stock exchanges, legal, accounting, or commercial personnel, or other consultants and employees).

8.2 If requested by the other party, any document, information or software containing the other party’s confidential information shall be returned to the other party at the request of the other party after the termination of this Agreement, or be destroyed or otherwise disposed of, and such confidential information shall not continue to be used.

Wunong Technology Address: Shenzhen China	6 / 20	Service hotline: 400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

8.3 After the termination of this Agreement, the obligations of the Parties under this Article shall survive. The Parties shall still abide by the confidentiality provisions of this Agreement and fulfill their untaken confidentiality obligations until the other party agrees to rescind this obligation or until in fact no damage in any form will be caused to the other party by violations of the confidentiality provisions herein.

8.4 Each Party shall inform and urge its employees, agents and consultants who, for the purpose of performing this Agreement, must be informed of the contents of this Agreement and who have obtained the other party’s business secrets through cooperation to abide by the confidentiality provisions, and bear responsibility for the acts of their employees, agents and consultants.

Article 9 Liability for Breach of Contract

9.1 If Party B provides Party A with false or invalid certificates or other relevant supporting documents, as a result of which Party A publishes erroneous, false, illegal and malicious information on “WNW108.com Website” or conducts other acts contrary to the provisions of this Agreement, and any losses are caused to Party A and/or “WNW108.com” (including but not limited to litigation fees, lawyer fees, investigation fees, notarization fees, appraisal fees, insurance fee, guarantee fee, execution fee, compensation, administrative penalty, travel expenses, etc.), Party B agrees that Party A may deduct such losses from the deposit and unsettled goods payments, unless otherwise stipulated in this Agreement.

9.2 Party B shall have the right to deduct all of Party B’s deposit as liquidated damages and reserve the right to continue to hold Party B liable for breach of contract if Party B attracts Party A’s Users to other websites, platforms or places than “WNW108.com Website” for trading, bypasses the payment method designated by Party A, illegally obtains the system data of “WNW108.com Website”, or uses the “WNW108.com Website” to seek illegitimate interests or engage in illegal activities.

9.3 In case Party B violates this Agreement and the rules of WNW108.com Website, Party A shall not only have the right to hold Party B liable for breach of contract according to the provisions of this Article, but also have the right to take measures such as products removal, suspension of product information presentation, temporary closure of Party B’s background management account, suspension of outstanding payments and termination of cooperation in accordance with the relevant management rules of “WNW108.com Website”. Party A shall have the right to recover the losses in case of any other losses.

Article 10 Limited Liability and Disclaimer

10.1 Under no circumstances shall Party A be liable for service failure or delay caused by the following force majeure, such as faults in power, networks, computers, communications or other systems, strikes (including internal strikes or labor disturbances), labor disputes, riots, uprisings, disturbances, insufficient productivity or means of production, fires, floods, storms, explosions, wars or government acts, or by orders of international and domestic courts.

10.2 Treatment of Force Majeure: If either party suffers from Force Majeure during the period of performance of this Agreement, it shall notify the other party as soon as possible after suffering from Force Majeure and provide relevant supporting documents within 15 days from the date of notification. If the Force Majeure lasts for thirty days, either party has the right to terminate this Agreement in advance upon notice. If this Agreement is suspended or terminated due to force majeure, neither party shall be liable for breach of contract by the other party.

Article 11 Validity Period of the Agreement

11.1 This Agreement shall remain valid for both parties upon its signature.

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WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

Article 12 Change to the Agreement

12.1 In case of any change to the basic information of both contracting parties as stipulated in the Appendix: Party B’s Information Confirmation Form hereto, the changing party shall, within 15 days after the occurrence of such alterations, send a written notice and supporting documents of the alteration to the other party and, if such party fails to notify the other party in time, bear full legal responsibility for the consequences of the alterations.

12.2 Party A shall have the right to notify Party B 15 days in advance of any change in the fees stipulated in the Appendix: Party B’s Information Confirmation Form hereto or in the relevant supplementary agreements (if any), in accordance with the operation of the website, sales and market conditions, and the Parties shall sign a supplementary agreement to confirm the changes. If Party B does not agree to the change, it shall give Party A a written notice of termination within 5 days after receiving Party A’s notice of change. This Agreement shall terminate from the date Party A receives the written termination notice from Party B.

12.3 Any change or addition of new terms to this Agreement shall be subject to the consensus of the Parties through consultation and the signing of a written supplementary agreement. Once the supplementary agreement is signed, it shall constitute an integral part of this Agreement and shall have the same legal effect as this Agreement. If the content of supplementary agreement is inconsistent with that of previous agreement, the content of supplementary agreement shall prevail.

Article 13 Termination and Rescission of the Agreement

13.1 This Agreement shall be terminated naturally in the following circumstances, i.e. the Parties have signed a new agreement to replace this Agreement;

13.2 Except as otherwise agreed in this Agreement, if either party terminates this Agreement in advance within the validity period of this Agreement, it shall notify the other party in writing 15 days in advance, and upon consent of the other party, both parties may sign a written supplementary agreement to terminate this Agreement.

13.3 If Party B has the following circumstances, Party A may unilaterally terminate this Agreement: 1) Party A’s website fails to achieve expected sales volume; 2) Party B violates the relevant obligations stipulated in this Agreement or the rules of WNW108.com Website and refuses to correct it after Party A’s notification; or 3) Other circumstances stipulated herein in which Party A may unilaterally terminate this Agreement.

13.4 Processing of Subsequent Matters after Termination hereof

13.4.1 After the termination of the cooperation between both parties, from the date of such termination, Party A will cancel Party B’s account authority of “username of WNW108.com Website” and remove all relevant products of Party B from the website. Party B will no longer be able to conduct any operation through the account and the front-end of the website will no longer display any product information provided by Party B to Party A.

13.4.2 After the termination of this Agreement, Party A has the right to retain the registration information and transaction record of Party B, but Party A has no obligation to do so, nor to transmit any unread or unsent information to Party B or a third party after the termination of this Agreement, nor to assume responsibility for the termination of this Agreement to Party B or any third party, except as otherwise provided by law.

13.4.3 Within thirty days from the date of cooperation termination, both parties shall carry out exit liquidation, including but not limited to financial reconciliation and handling of goods in transit. Goods in transit refer to goods purchased by customers yet not delivered before the termination of the cooperation between both parties. For such goods, Party B shall still deliver the goods and settle the payments in accordance with the process as before the cooperation termination.

13.4.4 The termination of the cooperation between both parties shall not exempt Party B from the responsibility of after-sales service and product guarantee to Party A’s Users in accordance with this Agreement. Party B shall still perform the duty of after-sales service and product quality guarantee in accordance with the relevant provisions of after-sales service in the appendix to this Agreement. If Party A or other third party incurs personal injuries or property losses due to the quality problems of Party B’s products or after-sales service after the cooperation termination, Party B shall still bear full responsibility independently.

Article 14 Notification and Service

14.1 Notices in connection with this Agreement sent by one party to the other party shall be delivered in writing or by fax, telegram, telex, e-mail, etc. For those sent by fax, telegram, telex or e-mail, the date of delivery shall be the date of service; and for the registered letter with postage prepaid and the express mail service, such notices shall be deemed to be served on the date of signature for receipt.

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WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

Appendix 1

Consumer Rights and Interests Protection Service Terms: These Service Terms are an important part of the WNW108.com Self-operated E-commerce Cooperation Agreement (hereinafter referred to as the “Cooperation Agreement”), have the same legal effect as the text of the Cooperation Agreement and is legally binding on the Supplier of WNW108.com. These Service Terms is composed of the text of these Terms and the rules related to the “protection of customers’ rights and interests” published on “WNW108.com Website”. The aforementioned rules and the text of these Terms have the same legal effect and constitute the complete content of the Service Terms. As the seller of the online transaction of WNW108.com, WNW108.com Website shall fulfill the obligation of protecting customers’ rights and interests. Meanwhile, as the Supplier of Party A’s goods and services, Party B should bear joint and several responsibilities for the above obligation.

The text of the Terms of Service is as follows:

Article 1 Definition

1.1 Consumer Rights and Interests Protection Service

In accordance with the Cooperation Agreement with “WNW108.com” and the relevant rules published on “WNW108.com Website”, the Supplier shall perform various obligations to protect customers’ rights and interests when it publishes goods information via “WNW108.com Website” and sells its goods on WNW108.com, including but not limited to “truthful statement of goods information”, “return/replace of goods within 7 days for no reason” and “guarantees for repair, replacement or compensation of faulty goods”. In accordance with the relevant requirements of national laws, regulations and policies and industry practices, “WNW108.com” will publicize the newly-added consumer rights and interests protection services or revision to the original consumer rights and interests protection services on “WNW108.com Website”.

1.2 Deposit

Deposit refers to the funds paid by the Supplier to WNW108.com in accordance with the provisions of these Service Terms, the Cooperation Agreement and the relevant rules of “WNW108.com Website” for the purpose of compensating the buyer (referring to any Party A’s User who purchases goods from “WNW108.com Website”, hereinafter referred to as the “buyer”) or WNW108.com or paying liquidated damages to the buyer and/or WNW108.com when the Supplier fails to fulfil the obligation of safeguarding the rights and interests of consumers, or violates the Cooperation Agreement or the relevant rules or procedures of “WNW108.com Website”.

1.3 Advance Compensation

When a buyer complains about infringement of customers’ rights or other violations of the undertaking to the buyer, “WNW108.com” has the right to judge whether WNW108.com should undertake the obligation of compensation according to the Cooperation Agreement, this Service Terms, the rules published by the “WNW108.com Website” and the relevant materials of evidence submitted by the buyer on the basis of knowledge level of ordinary people or non-professionals, and if so, “WNW108.com” has the right to compensate to the buyer applicable deductions directly from the deposit paid by the Supplier.

1.4 Autonomous After-sales Service

Autonomous after-sales service refers to the after-sales service obligations of the Supplier that the Supplier, at the request of buyer for the after-sales service, uses the after-sales service system provided by “WNW108.com Website” to provide such service to the buyer, including goods maintenance, and return and exchange according to the “guarantees for repair, replacement, and compensation of faulty goods”, relevant rules of WNW108.com Website and the undertaking of after-sales service. “WNW108.com” has the right to supervise and inspect the after-sales service of the Supplier, and has the right to hold the Supplier liable for its violations in accordance with the Cooperation Agreement, the Service Terms and the relevant rules of WNW108.com Website.

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WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

Article 2 Deposit

The Supplier agrees to pay a certain amount of deposit to WNW108.com as a guarantee of performing the Cooperation Agreement and obligations of protecting consumer rights and interests and abiding by the various rules of “WNW108.com Website”, and agrees that WNW108.com has the right to deduct the corresponding amount from the deposit as liquidated damages or compensation to the buyer when the Supplier violates the above-mentioned agreement, obligations or rules.

2.1 Deposit Amount

2.1.1 The Supplier shall confirm the amount of deposit to be paid in the Appendix to the Cooperation Agreement: Party B’s Information Confirmation Form or other agreements in accordance with the relevant rules of “WNW108.com Website” and the category of products it applies for, and shall pay such deposit to the designated account of WNW108.com in accordance pursuant to the agreed time and method.

2.1.2 The Supplier agrees that under no circumstances shall any interest be calculated on the deposit paid. At the same time, WNW108.com has the right to adjust the deposit amount to be paid by the Supplier according to the change of the product category of Party B, Party A’s actual sales of the product, the ability to perform the contract and the credit status. The Supplier shall make up the corresponding difference in the deposit within 5 days after the notification from WNW108.com. Otherwise, “WNW108.com” has the right to suspend the cooperation with the Supplier or terminate the Cooperation Agreement in advance.

2.2 Management and Use of Deposit

2.2.1 Under the following circumstances, WNW108.com has the right to deduct part or all of the deposit directly (as the case may be). After deducting the corresponding deposit, WNW108.com will notify the Supplier to make up the difference. The Supplier shall make up the corresponding deposit according to the requirements of “WNW108.com” within 5 days after receipt of Party A’s notification. If the Supplier fails to make up the corresponding deposit or the deposit is less than the deduction, the Supplier agrees to deduct the corresponding amount directly from the unsettled payments: the Supplier violates any guarantee, commitment or obligation under the Cooperation Agreement or these Terms; the Supplier’s acts violate the provisions of national laws and regulations and other normative documents; “WNW108.com” is subject to compensation to the customer in its own judgement, which is caused by the website’s violation of laws, regulations, policies, any rules of the website or its undertakings to the customer, or complaints or claims from the customer in the website’s activities related to publishing the information due to the product information provided by Supplier; the Supplier violates Cooperation Agreement, other agreements between the Supplier and Party A or its affiliated company, or any rules of the website, and then Party A or the website incurs any losses from such violation (including but not limited to litigation compensation, litigation costs, lawyer fees, etc.); other situation occurs where the deposit can be deducted according to the Cooperation Agreement and the website management rules.

2.2.2 In case of any deduction or compensation by using the deposit, “WNW108.com” shall notify the Supplier in writing (including but not limited to e-mail, fax, etc.), and in the written notification, explain the reasons for and amount of the deduction and/or compensation.

2.2.3 If the deposit of the Supplier is insufficient and “WNW108.com” uses its own funds to pay compensation, pension or any other amount, “WNW108.com” shall have the right to claim compensation from the Supplier, including, but not limited to, demanding that the Supplier compensate for the loss of “WNW108.com” and make up the deposit within a specified period, and deducting directly from the sales settlement payments to compensate the loss incurred by “WNW108.com”; or if the loss of “WNW108.com” is still uncovered through the above-mentioned means, “WNW108.com” has the right to terminate unilaterally the cooperate with the Supplier and continue to recover from the Supplier.

Wunong Technology Address: Shenzhen China	10 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

2.2.4 The Supplier and “WNW108.com” agree that the terms of the deposit in each contract between the Supplier and WNW108.com are legally binding on other contracts at the same time considering that the Supplier may sign different contracts with WNW108.com with respect to the supply of products to WNW108.com. Meanwhile, the application of the deposit is subject to the following conditions:

2.2.4.1 If the deposit amount in each contract is inconsistent, the higher amount shall prevail as the deposit amount in all contracts.

2.2.4.2 If the termination period of each contract is inconsistent, the contract with a later validity period or termination date of the deposit terms shall continue to be valid for all contracts.

2.3 Deposit Refund: When the Cooperation Agreement terminates (if there are other contracts mentioned in Article 2.2.4, all contracts shall be terminated) and after all warranty periods of sold products of the Suppliers expire, the Supplier may submit a written application for the deposit refund to “WNW108.com”. Within three months after the approval of “WNW108.com”, “WNW108.com” shall refund the reminder of the deposit to the Supplier after deducting the deductible amount from the deposit according to the agreement. If the deposit paid by the Supplier is insufficient to offset the amount of liquidated damages, compensation and other payments payable by the Supplier, “WNW108.com” will not refund the deposit to the Supplier and reserve the right to recover the difference from the Supplier.

Article 3 Contents of Protecting Customers’ Rights and Interests

3.1 The Supplier undertakes to fulfil its obligations to protect customers’ rights and interests in accordance with the Cooperation Agreement, these Service Terms and the relevant rules of “WNW108.com Website”, and to effectively protect customers’ legitimate rights and interests.

3.2 The Supplier undertakes to fulfil the obligation of “truthful statement”. “Truthful statement” means that the Supplier shall make a truthful statement about the information of products, agricultural products and services provided by the Supplier to WNW108.com. The Supplier’s obligation to state truthfully includes the following:

1) The Supplier guarantees that the published goods information and the sale of goods by Party A infringe upon no legitimate rights of any third party or violate no relevant provisions of the State;

2) The supplier guarantees that the goods information published by Party A is consistent with the information of the goods delivered by the Supplier. The description of specifications, materials, quantities, colors, appearance, functions and quality status published by Party A is consistent with the actual situation of the goods sold by Party A.

3) The Supplier guarantees that all the pictures of product information provided to Party A are real pictures of the product, without exaggerating the appearance, shape and color of the product. Text introductions and other materials are designed or legally acquired by themselves and the use of pictures, text and other materials does not infringe on the legitimate rights of any third party.

4) If the buyer complains about WNW108.com’s violation of the obligation of truthful statement, the Supplier shall submit evidence to “WNW108.com” for fulfilling its obligation of truthful statement. If the Supplier fails to provide relevant evidence, or the evidence submitted by the buyer is sufficient to prove that WNW108.com violates the obligation of truthful statement, “WNW108.com” has the right to make judgments on the basis of the relevant evidentiary materials and require the Supplier to bear corresponding responsibility.

Wunong Technology Address: Shenzhen China	11 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

3.3 The Supplier guarantees to fulfill the obligation of “return/replace of goods within 7 days for no reason”. “Return/replace of goods within 7 days for no reason” means that WNW108.com promises to return and exchange the goods for the buyer and the Supplier promises to return and exchange the goods for WNW108.com after the buyer purchases the goods from “WNW108.com Website”, within 7 days from the date of receipt of the goods, and the goods have no quality problem and have not been used and there is no impact on their resale. The obligation to “return/replace goods within 7 days for no reason” includes the following:

Except for the goods sold on “WNW108.com Website” expressly not applicable to return for no reason, all other goods shall apply to such obligation and the Supplier shall perform the said return/replace obligation.

After the buyer submits an application for return/replace of goods within 7 days for no reason to “WNW108.com”, “WNW108.com” will submit the corresponding application to the Supplier. The Supplier shall provide such return/replace service in accordance with the time and manner stipulated by the rules of WNW108.com Website.

The Supplier shall be responsible for the judgment on whether the resale is available and whether “return/replace of goods within 7 days for no reason” is applicable on the ground of Return and Exchange Policy and other relevant rules published on “WNW108.com Website”. If the buyer applies for a return and replace, the Supplier rejects it and fails to fulfill the return/replace obligation, while the buyer lodges a complaint with “WNW108.com”, “WNW108.com” has the right to examine and judge the evidential materials provided by the buyer. The supplier shall voluntarily abide by the decision made by “WNW108.com” and perform the corresponding obligations.

3.4 The Supplier undertakes to fulfil the obligation of “genuine guarantee”. Genuine guarantee means that the supplier guarantees that all the goods supplied to “WNW108.com Website” are duly authorized and qualified, and have legal sources. If the buyer complains that WNW108.com has not fulfilled the obligation of “genuine guarantee”, the Supplier shall actively communicate with the buyer to solve the problem; If WNW108.com or the Supplier fails to reach an agreement with the buyer and properly solve the buyer’s complaint, “WNW108.com” has the right to make judgments and decisions according to the relevant evidential materials provided by the Supplier and the buyer and the relevant rules of the website, and the Supplier agrees to fulfill the corresponding obligations in accordance with the requirements of “WNW108.com”.

3.5 The Supplier guarantees that it will fulfill its obligation to provide “autonomous after-sales service” to WNW108.com and its buyers. The Supplier guarantees that it will, according to the relevant provisions of WNW108.com Website, provide “guarantee for repair, replacement, and compensation of faulty products” and other after-sales service for the buyer through the after-sales service website provided by the website. If the buyer complains about the autonomous after-sales service provided by the Supplier or the Supplier fails to fulfill the corresponding after-sales obligations in accordance with the relevant autonomous after-sales provisions of the website, “WNW108.com” has the right to hold the supplier liable for its breach of contract in accordance with the requirements of the agreement, this Service Terms and relevant autonomous after-sales service rules. The supplier’s autonomous after-sales obligations include the following:

1) The Supplier shall, in accordance with the relevant provisions of “autonomous after-sales service” of WNW108.com Website, settle the application for after-sales service submitted by the buyer within the prescribed time and fulfill the corresponding obligations;

Wunong Technology Address: Shenzhen China	12 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

2) In the process of providing “autonomous after-sales service”, the Supplier should abide by the standards and norms stipulated by the relevant rules of WNW108.com Website, provide satisfactory service to the buyer and actively improve customer satisfaction;

3) The Supplier should accept the supervision and inspection of “WNW108.com” in the process of providing “autonomous after-sales service”, and actively implement the rectification opinions and measures to improve the service quality put forward by “WNW108.com”;

4) The Supplier provides “autonomous after-sales service” with a standard not lower than the relevant provisions of the state. If the WNW108.com makes any commitment to a standard higher than the national standard on goods quality and after-sales service, the Supplier should ensure that it is fulfilled.

3.6 The Supplier guarantees “to comply with commitments”. Compliance with commitments means that the Supplier should guarantee its obligations of performance of guarantees and undertakings made in the goods details page, promotion activity page of “WNW108.com Website” or in the process of communicating with the buyer. If the Supplier violates the commitments made by the WNW108.com and then the buyer complains therefor, the Supplier shall be responsible for solving the complaint. If the Supplier fails, “WNW108.com” has the right to judge and decide on the basis of the relevant evidentiary materials, and the Supplier shall fulfill the decision made by “WNW108.com” and assume corresponding responsibilities.

Article 4 Alterations and Amendments to the Terms

4.1 “WNW108.com” has the right to formulate and amend these Service Terms and/or the rules related to the protection of customers’ rights and interests from time to time in accordance with the relevant laws and regulations of the state on the protection of customers’ rights and interests, the adjustment and change of other normative documents and policies, as well as the needs of enhancing customer experience, increasing the sales of goods and market influence of WNW108.com, and to publish the said items to the Supplier in the form of notice on “WNW108.com Website” with no further notice to the Supplier.

4.2 The revised Service Terms or relevant rules will be effective and binding upon the Supplier once they are published on “WNW108.com Website”.

Article 5 Treatment of Breach of Contract

5.1 If the Supplier violates the obligation to safeguard customers’ rights and interests stipulated in the Cooperation Agreement, these Service Terms or the relevant rules of “WNW108.com Website” and the buyer complains therefor, the Supplier shall actively handle the complaint. If the supplier fails to properly handle the complaint, which leads to the escalation of the complaint or fails to deal with the complaint as required by the above agreement, “WNW108.com” has the right to identify the evidentiary materials provided by the buyer and the Supplier. If it is judged that the above-mentioned obligations have not been properly fulfilled by WNW108.com, “WNW108.com” has the right to require the Supplier to fulfill such obligation immediately and assume corresponding responsibilities, and “WNW108.com” has the right to pay compensation in advance.

5.2 Where “WNW108.com” pays compensation in advance, the Supplier shall make up the corresponding amount and pay the corresponding liquidated damages in accordance with the requirements of the Cooperation Agreement, these Service Terms or the relevant rules of WNW108.com Website. If the Supplier fails to make up the amount, “WNW108.com” shall have the right to deduct such amount from unsettled payments of the Supplier, and if the payments are not sufficient to compensate for the loss of “WNW108.com”, “WNW108.com” shall reserve the right to continue to recover relevant losses from the Supplier.

Wunong Technology Address: Shenzhen China	13 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

5.3 Where the Cooperation Agreement and the rules of WNW108.com Website provide otherwise the Supplier’s liability for breach of the obligation to safeguard the rights and interests of consumers, such provisions shall prevail.

Article 6 Limited Liability

6.1 Under certain circumstances, “WNW108.com” has assumed the responsibility of protecting customers’ rights and interests or sellers, and the Supplier shall make best efforts to exempt “WNW108.com” from liability and bear all losses incurred by “WNW108.com”.

6.2 The Supplier agrees that “WNW108.com”, neither a judicial organ nor a professional dispute resolution agency, merely settles the website disputes on the basis of the provisions of relevant laws and regulations, agreement and the intention of buyers and sellers, and “WNW108.com” can only identify and determine the relevant evidence submitted by the buyers and Suppliers with the knowledge and ability of ordinary non-professionals. Therefore, “WNW108.com” cannot guarantee the correctness of the settlement result of the transaction disputes and the decision of deposit compensation and bears no responsibility for such result and decision. The Supplier shall independently assume full legal responsibility for the authenticity and legality of the evidence submitted by it. If the decision or settlement result by “WNW108.com” based on the evidence provided by the Supplier is overruled by the relevant judicial organs, the Supplier shall bear all the responsibilities resulting therefrom; if the evidence provided by the buyer on which “WNW108.com” is judged is overruled by the relevant government agency, WNW108.com shall independently recover losses from the buyer.

Article 7 Miscellaneous

7.1 If the Supplier violates the Cooperation Agreement, these Service Terms or the relevant rules of “WNW108.com” Website, waiver of “WNW108.com” of the right to claim from the Supplier shall not be deemed that “WNW108.com” waives the right to claim from the Supplier when the same or similar breach of contract by the Supplier occurs subsequently, i.e. a failure to exercise the right at one time may only be deemed to a waiver of right against the Supplier’s breach of contract for that time, not a waiver of the right itself.

7.2 The Supplier has carefully read all the contents of these Service Terms and has understood and accepted the relevant contents hereof. Meanwhile, the Supplier agrees that to sign for confirmation on the signature page of the Cooperation Agreement is the approval of all the contents of these Service Terms. As long as the Cooperation Agreement comes into effect, the Supplier will be bound by the relevant contents of these Service Terms.

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Wunong Technology Address: Shenzhen China	14 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

Appendix 2

Anti-commercial Bribery Agreement

During the period of cooperation, both parties reach the following agreements through friendly consultation in order to strictly abide by the provisions of laws and regulations concerning the prohibition of commercial bribery, safeguard the common interests of both parties and promote the sound development of bilateral relations:

Article 1 Commercial bribery in this Agreement refers to all material and spiritual illegitimate benefits, direct or indirect, that Party B or its staff gives Party A’s employees in order to seek the cooperation and cooperation benefits with/from Party A.

Article 2 Illegitimate interests: Party B or Party B’s staff members may not, in the name of Party B or any individual, directly or indirectly give away gifts, articles, marketable securities or other illegitimate interests in disguised means to any of Party A’s employees and associated personnel, including but not limited to cash, cheques, credit cards, gifts, samples or other goods, entertainment tickets, membership cards, rebates in currencies or cargo forms, employment or property ownership, travel with expenses paid by Party B, banquets, personal services, etc.

Article 3 Conflict of Interest: including but not limited to (1) Party B may not provide any form of loan to Party A’s employees and their associated personnel; (2) If Party B’s shareholders, supervisors, managers, senior managers, project leaders and project members are Party A’s employees or their associated personnel, Party A shall be informed in writing truthfully and comprehensively before cooperation; (3) In the course of cooperation, Party B shall not allow Party A’s employees and their spouses to hold or cause a third party to hold Party B’s equity (except for shares held through an public securities market with an interest less than 5% of the outstanding interest, directly or indirectly holding funds without actual control, or through trusts held by beneficiaries themselves or their associated persons), nor shall Party A’s employees be employed (including but not limited to in the form of establishing formal labor relations, labor dispatch, outsourcing services, part-time job or consultants). If Party B employs the spouse of Party A’s employees and other related personnel to serve in Party B, Party B shall inform Party A truthfully and comprehensively in writing within three days from the date of employment.

Article 4 If Party B violates one of the above-mentioned agreements, Party A has the right to unilaterally terminate the contract with Party B in part or in whole. At the same time, Party B shall pay Party A liquidation damages of 100,000 yuan or 30% of the relevant order (contract) amount, whichever is higher, within 5 days from the date of contract termination. If Party B fails to pay the liquidated damages in time, Party A has the right to deduct directly from the contract amount. With respect to Party B’s active or passive provision of illegitimate interests to Party A’s employees and their associated personnel, if Party B actively provides effective information to Party A, Party A will give the opportunity to continue cooperation and exempt from the above penalties.

Article 5 If Party B knows that Party A’s employees are suspected of violating the above provisions, it is welcome to contact Party A’s Internal Control and Compliance Department. Once the provided information about commercial bribery is verified, Party A will award the information providers a cash reward of RMB 10,000 to RMB 200,000 (with an amount of no less than RMB 10,000) according to the impact of the incident. Events with special significant impact will be rewarded RMB 200,000 or more.

Party A sets up a special mailbox to receive complaints from Party B at wnwc2f@163.com, tel: 0755-85250400. Party A will keep confidential all information providers and all provided information.

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Wunong Technology Address: Shenzhen China	15 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

Appendix 3

Party B’s Information Confirmation Form

Basic Information of Contracting Parties
	Party A	Party B
Company Name	Wunong Technology (Shenzhen) Co., Ltd.
Contract Address	B401, F4, Building 12, Zhichuangjuzhen Shuangchuang Park, Southern District, Hourui Second Industrial Zone, Hangcheng Street, Bao’an District, Shenzhen
Bank Name	China Construction Bank Shenzhen Meilin Sub-branch
Bank No.	44250100006900001704
Contact Person	Changbin XIA
Contact Number	0755-85250400
E-mail	Wnwc2f@163.com
fax

Other Information
Deposit	RMB 1000.00 only	1.	Party B shall pay the deposit in full to the designated account of Party A within 5 days after the signing of this Agreement.

		2.	If before signing the agreement, Party B has already paid the deposit to Party A in accordance with the agreement (including the agreement before renewal) replaced by this agreement, then such deposit will automatically be converted into the deposit of this agreement. If the remainder of such deposit is less than the deposit agreed in this agreement, Party B shall make up the difference within 5 days upon signature of this agreement.
Both Party A and Party B have read the above information in details and confirmed that the above information is correct. Both parties agree to confirm all the contents of this Form by signing on the signature page.

Confirmation Form for Signing the Agreement

Project Name	Payable Amount (RMB)	Paid	Outstanding	Exempt
Deposit	1000

Note:	1. Please check the “paid” column if Party B has paid the deposit, or the “outstanding” column if not paid.

2. After receiving the deposit, Party A shall issue a deposit receipt to Party B.

Wunong Technology Address: Shenzhen China	16 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

Appendix 4

Shipment and Logistics

Shipment Specification:

1. Within 24 hours after the transaction has been concluded (referring to the successful payment of the online order by the consumer; the successful submission of the order by the consumer), the Supplier shall upload the express tracking number of the customer’s goods order to the website system and click on the shipment (the shipping time recorded in the website system shall prevail). If the delivery time of special goods undertaken by the Supplier on the goods page is different from the above or there are special agreements with consumers, the undertakings or agreements shall apply.

2. If the buyer applies for a refund and the goods are not shipped, the buyer shall obtain the consent from WNW108.com before the application; or if the goods have been shipped and the customer refunds for no reason, the customer needs to bear the return freight.

3. If the Supplier delays shipment or delivers the goods after the buyer has applied for a refund without the buyer’s consent, the Supplier shall recover the shipped goods, except those the buyer has signed for receipt.

Signature for Receipt Specification:

1. The buyer must provide to WNW108.com accurate receiving address and information of the recipient which will be used by WNW108.com to instruct the Supplier to ship the goods.

2. If the buyer changes the information of the recipient, he shall call the customer service telephone for consultation and obtain the express consent from the Supplier.

3. When providing receiving information, the buyer may choose himself or others as the recipient. If other person is chosen as the recipient and such recipient violates the agreed obligation of this section, the buyer shall bear the corresponding responsibility.

4. If the buyer fills in inaccurate receiving address and/or recipient information, or changes the receiving address or the recipient information without the consent of the Supplier, resulting in the failure of delivery by the Supplier, the freight shall be borne by the buyer.

5. If the buyer only fills in the receiving address without filling in the recipient information or the specific recipient information, and the goods are signed for receipt at the receiving address, the signature shall be deemed as the buyer’s signature.

6. After the Supplier delivers the goods as agreed, the recipient has the obligation to receive the goods. If the recipient refuses to sign for the goods without justified reasons, the freight shall be borne by the buyer. If there is damage to the goods in the return process, the Supplier shall have the right not to refund the goods.

7. The recipient may sign for receipt of the goods by himself or any entrusted individual. The entrusted individual’s signature shall be regarded as the receipt’s signature.

8. When the receipt signs for receipt of the goods, the goods shall be checked and accepted. The risk of damage and loss after the goods are signed is transferred from the seller to the buyer.

Wunong Technology Address: Shenzhen China	17 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

Freight:

1. Processing according to the principle of “the party at fault shall undertake the freight”;

2. If the goods fail to be delivered due to the wrong address provided by the buyer, the buyer shall bear the relevant freight.

3. If during the period of dispute resolution, the Supplier agrees to return or exchange goods but there is a clear objection to the payment of freight, the buyer shall return the goods first, and after the Supplier signs for receipt of the goods, WNW108.com will decide who shall pay the freight in accordance with specification.

Breach of Contract

1. If the website stipulates that the goods should be delivered within 48 hours but the Supplier fails to deliver within that time, unless shipment is delayed due to force majeure events (such as natural disasters), in normal circumstances, the liquidated damages/per order shall be 5% of the deposit with respect to any unshipped order.

2. If the customer encounters quality problems and Party B fails to deal with them within 24 hours, Party A can pay the consumer with Party B’s deposit in advance and lower Party B’s credit rating.

Wunong Technology Address: Shenzhen China	18 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

Appendix 5

Details of Purchase and Settlement of Products

I About Methods of Settlement of Manufacturer’s Payment

Weekly	Semi-monthly	Monthly

Note:

1. After both parties confirm the settlement method, check the corresponding column;

2. Semi-monthly settlement: on the 21st day of each month, settle the orders confirmed for receipt before the 15th day of the same month.

3. Monthly settlement: on the 10th day of each month, settle the orders confirmed for receipt in last natural month;

4. Weekly settlement: on each Wednesday, settle the last week’s payments;

5. If the settlement date is a holiday, the settlement is deferred to the first working day after the holiday.

6. Party B shall first provide invoices for the sale of products, and Party A may settle the payment accordingly.

II On Product Order

Description	Category	Wholesale price for supply	Local market price	Recommended retail price	Product freight

Note:

1. Fill in the description to the corresponding category (fill in the symbol):

(A) rice, (B) oil, (C) dry goods, (D) meat, (E) eggs, (F) alcoholic beverages and drinks, (G) condiments, (H) regional specialties, (I) fresh fruit, (J) other.

2. The price provided by Party B is tax-inclusive and Party B guarantees that it will provide the best products at the most favorable price on the market. If it is found that Party B cooperates with other e-commerce websites or platforms and this price of supply is higher than that of other websites or platforms, the cooperation will be terminated.

3. Party B may not interfere with Party A’s pricing sales.

4. If it is found that the Supplier trades with our customers privately off-line, the Supplier shall be subject to a penalty of deposit (RMB1000) and the whistleblower shall be rewarded with RMB1000.

Wunong Technology Address: Shenzhen China	19 / 20	Service hotline:400-808-4108

WNW108.com ---- Leading C2F Order Agricultural E-Commerce Service Provider in China

(No text on this page. This page is for signature.)

Party A: Wunong Technology (Shenzhen) Co., Ltd.	Party B:
Authorized Representative:	Authorized Representative:
Contact Number: 0755-85250400	Contact Number:
Signing Time:	Signing Time:

Wunong Technology Address: Shenzhen China	20 / 20	Service hotline:400-808-4108